Exhibit 23.3

SFAI MALAYSIA PLT 202206000021 (LLP0031758-LCA) & AF 002216 Chartered Accountants Block C2-G, Ground Floor, Setiawalk, Persiaran Wawasan 47160 Puchong, Selangor, Malaysia. Tel: 603-7802 9000

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-l of Megan Holdings Limited of our report dated January 15, 2026 relating to the review of the unaudited interim financial information of Megan Holdings Limited for the six-month period ended June 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ SFAI MALAYSIA PLT

Malaysia

January 21, 2026